Exhibit 4.1

FIRST AMENDMENT

TO

SHAREHOLDERS AGREEMENT

dated as of

October 31, 2011

among

LUMOS NETWORKS CORP.

QUADRANGLE CAPITAL PARTNERS LP,

QUADRANGLE SELECT PARTNERS LP,

QUADRANGLE CAPITAL PARTNERS-A LP,

QUADRANGLE NTELOS HOLDINGS II LP

and

THE MANAGEMENT SHAREHOLDERS NAMED THEREIN

March 20, 2015

FIRST AMENDMENT TO

SHAREHOLDERS AGREEMENT

This FIRST AMENDMENT TO SHAREHOLDERS AGREEMENT (this “Amendment”) dated as of this 20th day of March, 2015, has been entered into by  (i) Lumos Networks Corp., a Delaware corporation (the “Company”), and (ii) Quadrangle Capital Partners LP, a Delaware limited partnership, Quadrangle Select Partners LP, a Delaware limited partnership, Quadrangle Capital Partners-A LP, a Delaware limited partnership and Quadrangle NTELOS Holdings II  LP, a Delaware limited partnership (collectively, the “Quadrangle Entities”).

W I T N E S S E T H :

WHEREAS, the Company, the Quadrangle Entities and certain management shareholders of the Company entered into that certain Shareholders Agreement, dated as of October 31, 2011 (the “Shareholders Agreement”);

WHEREAS, Quadrangle Capital Partners LP, Quadrangle Select Partners LP and Quadrangle Capital Partners-A LP are no longer shareholders of the Company; and

WHEREAS, the Company and the Quadrangle Entities, acting pursuant to Section 6.04 of the Shareholders Agreement, desire to amend the Shareholders Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Definitions.  Defined terms used and not otherwise defined herein shall have the meanings given to them in the Shareholders Agreement.

2.Amendment.

(a)  The term “Quadrangle Entities” as used in the Shareholders Agreement shall mean Quadrangle NTELOS Holdings II LP.

(b)  Section 2.05(a) of the Shareholders Agreement is hereby amended and restated in its entirety to read as follows:

(a) A quorum of the Board shall consist of a majority of the directors.

3.Single Agreement.  This Amendment and the Shareholders Agreement, as amended and modified by the provisions of this Amendment, shall constitute and shall be construed as a single agreement.  The provisions of the Shareholders Agreement, as amended and modified by the provisions of this Amendment, are incorporated herein by this reference and are ratified and affirmed.  The term “Agreement” as used in the Shareholders Agreement shall be deemed to refer to the Shareholders Agreement as amended hereby.

4.Headings.  The underlined headings herein are for convenience only and shall not affect the interpretation of this Amendment.

5.Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

6.Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Shareholders Agreement as of the day first above written.

THE COMPANY:

Lumos Networks Corp.
By:	/s/ Timothy G. Biltz
Name:Timothy G. Biltz
Title:CEO and President

QUADRANGLE ENTITIES:

QUADRANGLE CAPITAL PARTNERS LP
By:	Quadrangle GP Investors LP, as its General Partner
By:	Quadrangle GP Investors LLC, as its General Partner
By:	/s/ Michael Huber
Name:Michael Huber
Title:President and Managing Principal

QUADRANGLE SELECT PARTNERS LP
By:	Quadrangle GP Investors LP, as its General Partner
By:	Quadrangle GP Investors LLC, as its General Partner
By:	/s/ Michael Huber
Name:Michael Huber
Title:President and Managing Principal

QUADRANGLE CAPITAL PARTNERS-A LP
By:	Quadrangle GP Investors LP, as its General Partner
By:	Quadrangle GP Investors LLC, as its General Partner
By:	/s/ Michael Huber
Name:Michael Huber
Title:President and Managing Principal

/
QUADRANGLE NTELOS HOLDINGS II LP
By:	Quadrangle NTELOS GP LLC, as General Partner
By:	Quadrangle (AIV2) Capital Partners II LP, as Managing Member
By:	Quadrangle GP Investors II LP, as General Partner
By:	QCP GP Investors II LLC, as General Partner

By:	/s/ Michael Huber
Name:Michael Huber
Title: President and Managing Principal